Exhibit 99.1 Agreement Pursuant to Rule 13d-1(f)

            Pursuant to Rule 13d-1(f) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  December 30, 1998

                                          MAFCO HOLDINGS INC.


                                          By: /s/ Glenn P. Dickes
                                             ------------------------
                                          Name:  Glenn P. Dickes
                                          Title: Senior Vice President

                                          GSB INVESTMENTS CORP.


                                          By: /s/ Glenn P. Dickes
                                             ------------------------
                                          Name:  Glenn P. Dickes
                                          Title: Vice President

                                          FORD DIAMOND CORPORATION


                                          By: /s/ Nancy Foederer
                                             ------------------------
                                          Name:  Nancy Foederer
                                          Title: Vice President

                                          HUNTER'S GLEN/FORD, LTD.

                                          By: Ford Diamond Corporation,
                                              General Partner

                                          By: /s/ Nancy Foederer
                                             -------------------------
                                          Name:  Nancy Foederer
                                          Title: Vice President